UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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 FORM 8-K
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 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2015
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Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ______________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 29, 2015, the board of directors (the “Board”) of Integrated Device Technology, Inc. (“IDT”) approved a new stock repurchase plan (the “Plan”), effective immediately, to repurchase shares of IDT’s issued and outstanding common stock, which authorizes IDT to repurchase up to $300 million of its common stock. IDT intends to repurchase shares of its issued and outstanding common stock in the open market or through private transactions from time to time at management’s discretion, if business conditions warrant and it is practical for IDT to do so. Repurchases will be made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchases are intended to offset dilution from the issuance of new shares under IDT’s stock option plans. The Plan does not obligate IDT to repurchase any specific number of shares and may be extended, suspended or discontinued at any time at management’s discretion without prior notice. IDT has approximately 148.2 million shares outstanding as of April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
Brian C. White
Vice President and Chief Financial Officer
(duly authorized officer)